Exhibit 99.1

Zynex Announces Share Repurchase Program

ENGLEWOOD, CO – November 1, 2023 – Zynex, Inc. (NASDAQ: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, rehabilitation, and patient monitoring, today announced that its board of directors approved a program to repurchase up to $20.0 million of the Company's common stock. The program will commence on November 1, 2023, and is scheduled to terminate on the earlier of November 1, 2024, or when the $20.0 million limit is reached.

“Zynex recently announced strong earnings,” said Thomas Sandgaard, Founder and CEO of Zynex. "This stock buyback program reflects our belief in the strength of our business and our continued focus on stockholder returns.”

The Company may repurchase stock from time to time in open market and negotiated transactions, effective November 1, 2023, and continuing for a period of one year or until the full use of $20.0 million,  whichever comes first. These transactions will be made in compliance with the SEC's Rule 10b-18 and subject to market conditions, available liquidity, cash flow, applicable legal requirements, and other factors. The specific prices, numbers of shares, and timing of purchase transactions will be determined by the Company from time to time. This program does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or discontinued at any time.

The Company expects to finance the purchases with existing cash balances.

Zynex, Inc. had approximately 41.9 million shares issued and 33.9 million shares outstanding as of October 30, 2023.

About Zynex, Inc.

Zynex, founded in 1996, develops, manufactures, markets, and sells medical devices used for pain management and rehabilitation as well as non-invasive fluid, sepsis, and laser-based pulse oximetry monitoring systems for use in hospitals. For additional information, please visit: www.zynex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. our results of operations and the plans, strategies and objectives for future operations; the timing and scope of any potential stock repurchase; and other similar statements.

Words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “preliminary,” “will,” “would” and similar expressions are intended to identify forward-looking statements. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward looking statements. The Company makes no express or implied representation or warranty as to the completeness of forward-looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain CE marking of new products; the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources; the need to keep pace with technological changes; our dependence on the reimbursement for our products from health insurance companies; our dependence on third party manufacturers to produce our products on time and to our specifications’ implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy; market conditions; the timing, scope and possibility that the repurchase program may be suspended or discontinued; economic factors, such as interest rate fluctuations; and other risks described in our filings with the Securities and Exchange Commission.

These and other risks are described in our filings with the Securities and Exchange Commission including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022 as well as our quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statements contained in this press release represent Zynex’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Zynex explicitly disclaims any obligation to update any forward-looking statements, except to the extent required by law.

Investor Relations Contact:
Quinn Callanan, CFA or Brian Prenoveau, CFA

MZ Group – MZ North America

ZYXI@mzgroup.us

+949 694 9594